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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

     Set forth below is a list of certain of the Registrant's subsidiaries. Such subsidiaries are incorporated or organized in the jurisdictions indicated. Revlon, Inc. is a majority owned subsidiary of the Registrant. Revlon Consumer Products Corporation is wholly owned by Revlon, Inc. Each of the other listed subsidiaries is wholly owned by Revlon Consumer Products Corporation directly, or indirectly, and all listed subsidiaries are included in the Registrant's consolidated financial statements. The names of the Registrant's remaining subsidiaries, if any, which may have been omitted from the following list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                              DOMESTIC SUBSIDIARIES

Almay, Inc., a Delaware corporation
Carrington Parfums Ltd., a Delaware corporation
Charles Revson Inc., a New York corporation
Cosmetics & More Inc., a Delaware corporation
North America Revsale Inc., a New York corporation
Oxford Properties Co., a Delaware corporation
     (d/b/a Oxford Properties of Delaware in North Carolina) Pacific Finance & Development Corp., a California corporation PPI Two Corporation, a Delaware corporation
Prestige Fragrances, Ltd., a Delaware corporation
Revlon Consumer Corp., a Delaware corporation
Revlon Consumer Products Corporation, a Delaware corporation
     (d/b/a Revlon Advertising Group in New York)
Revlon Government Sales, Inc., a Delaware corporation
Revlon, Inc., a Delaware corporation
Revlon International Corporation, a Delaware corporation Revlon Products Corp., a Delaware corporation
Revlon Real Estate Corporation, a Delaware corporation
RIROS Corporation, a New York corporation
RIROS Group Inc., a Delaware corporation
RIT Inc., a Delaware corporation

                              FOREIGN SUBSIDIARIES

ACN 000 189 186 Pty. Limited (Australia)
Almay Cosmetics Ltd. (Canada)

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Almay Japan Kabushiki Kaisha (Japan)
Alpha Cosmetics B.V. (Netherlands)
Becadis B.V. (Netherlands)
Bozzano - Revlon Comercial Ltda. (Brazil)
CEIL - Comercial, Exportadora, Industrial Ltda. (Brazil)
Cendico B.V. (Netherlands)
Charles of the Ritz Limited (United Kingdom)
Deutsche Revlon GmbH (Germany)
Deutsche Revlon GmbH & Co. KG (Germany)
Eurital S.r.l. (Italy)
European Beauty Products S.L. (Spain)
European Beauty Products S.p.A. (Italy)
Europeenne de Produits de Beaute, S.A. (France)
Kenma Holding B.V. (Netherlands)
Korihor (No. 1) Pty. Limited  (Australia)
Madison (Services) Pty. Limited  (Australia)
New Revlon Argentina S.A. (Argentina)
Ortran Kosmetikvertrieb GmbH  (Germany)
Productos Cosmeticos de Revlon, S.A. (Guatemela)
Promethean Insurance Limited (Bermuda)
REMEA Luxembourg S.A.R.L. (Luxembourg)
REMEA 1 B.V. (Netherlands)
REMEA 2 B.V. (Netherlands)
Revlon AB (Sweden)
Revlon (Aust.) Services Pty. Limited (Australia)
Revlon Australia Pty. Limited (Australia)
Revlon Beauty Products, S.L. (Spain)
Revlon Belgium N.V. (Belgium)
Revlon (Bermuda) Holdings Ltd. (Bermuda)
Revlon B.V. (Netherlands)
Revlon Canada Inc. (Canada)
Revlon (Cayman) Limited  (Cayman Islands)
Revlon Chile S.A. (Chile)
Revlon China Holdings Limited   (Cayman Islands)
Revlon Cosmetics and Fragrances Limited (United Kingdom)
Revlon Europe, Middle East and Africa Ltd. (Bermuda)
Revlon Gesellschaft mbH (Austria)
Revlon Group Limited (United Kingdom)
Revlon (Hong Kong) Limited (Hong Kong)
Revlon Ireland Limited (Ireland)
Revlon (Israel) Limited (Israel)
Revlon Kabushiki Kaisha (Japan)
Revlon Latin America and Caribbean, Ltd. (Bermuda)
Revlon (Maesteg) Pension Trustee Company Limited (United Kingdom)
Revlon Manufacturing Ltd. (Bermuda)

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Revlon Manufacturing (U.K.) Limited (United Kingdom)
Revlon Mauritius Ltd. (Mauritius)
Revlon Nederland B.V. (Netherlands)
Revlon New Zealand Limited (New Zealand)
Revlon Offshore Limited  (Bermuda)
Revlon Overseas Corporation, C.A. (Venezuela)
Revlon (Panama) S.A. (Panama)
Revlon Pension Trustee Company (U.K.) Limited (United Kingdom) Revlon Personal Care Kabushiki Kaisha (Japan)
Revlon (Puerto Rico) Inc. (Puerto Rico)
Revlon Real Estate Kabushiki Kaisha (Japan)
Revlon Russia SNC (France)
Revlon, S.A. (Mexico)
Revlon (Shanghai) Limited  (China)
Revlon South Africa (Proprietary) Limited (South Africa) Revlon S.P. Z.o.o. (Poland)
Revlon (Suisse) S.A. (Switzerland)
Revlon Superannuation Pty. Ltd. (Australia)
Revlon Taiwan Limited (Taiwan)
RGI Beauty Products (Namibia) (Proprietary) Ltd. (Namibia)
RGI Beauty Products (Pty.) Limited (South Africa)
RGI (Cayman) Limited (Cayman Islands)
RGI Limited (Cayman Islands)
RIC Pty. Limited (Australia)
R.I.F.C. Bank Limited (Bahamas)
R.O.C. Holding, C.A. (Venezuela)
S.E.F.A.O., S.A. (Spain)
Shanghai Revstar Cosmetic Marketing Services Limited (China) Tindafil, S.A. (Uruguay)
Ultima II Cosmetics GmbH (Germany)
Ultima II Limited (United Kingdom)
YAE Artistic Packings Industry Ltd. (Israel)
YAE Press 2000 (1987) Ltd. (Israel)